EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2006 on the consolidated financial statements of Global Matrechs, Inc. for the years ended December 31, 2005 (as restated) and 2004 (as restated), included herein on the registration statement of Global Matrechs, Inc. on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Company, LLP

SHERB & COMPANY, LLP.
Boca Raton, Florida
October 4, 2006